EXHIBIT 10.28

Marketing and Servicing Agreement between Republic Bank & Trust Company and ACE Cash Express, Inc. (portions of the exhibit have been omitted pursuant to a request for confidential treatment).

A mark of [***] in the text of this Exhibit indicates that confidential material has been omitted.

This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

MARKETING AND SERVICING AGREEMENT

This Marketing and Servicing Agreement (this “AGREEMENT”), dated as of the 21st day of October, 2002, is by and between Republic Bank & Trust Company, a Kentucky state-chartered bank (“BANK”) and ACE Cash Express, Inc., a Texas corporation (“COMPANY”).

WHEREAS, COMPANY is a duly authorized and validly existing Texas corporation, authorized to do business in the states of Texas, North Carolina and Pennsylvania;

WHEREAS, BANK is a Kentucky state-chartered bank insured by the Federal Deposit Insurance Corporation and is authorized under applicable Kentucky and federal law to engage in the TRANSACTIONS (as defined below) referred to herein;

WHEREAS, BANK agrees that during the term of the AGREEMENT, BANK will deal with COMPANY with respect to TRANSACTIONS (as defined below) for all CUSTOMERS (as defined below) located in the MARKET (as such term is defined hereinbelow) at the time of the TRANSACTION;

WHEREAS, COMPANY agrees that BANK shall have the first and exclusive right to all TRANSACTIONS originated in the MARKET by COMPANY stores up to a maximum of [***], exclusive of TRANSACTIONS rejected by the BANK, at such time when COMPANY, using commercially reasonable efforts, is able to terminate COMPANY’S arrangements existing on the date hereof to offer and provide TRANSACTIONS or any product that is the same as or substantially similar to the TRANSACTIONS within the MARKET;

WHEREAS, the BANK acknowledges that franchisees of COMPANY and its affiliates are not bound by this AGREEMENT, and may continue to offer TRANSACTIONS and similar products without regard to this AGREEMENT and the franchisees of the COMPANY located in the MARKET are set forth on Exhibit F as updated from time to time;

WHEREAS, in accordance with its established underwriting and other criteria as may be amended from time to time, BANK desires to engage in the TRANSACTIONS in compliance with Kentucky Revised Statutes (“KRS”) Chapter 368; and

WHEREAS, COMPANY desires to market and service the TRANSACTIONS on the BANK’s behalf.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this AGREEMENT, and other valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, BANK and COMPANY (together, the “PARTIES”) agree as follows:

1.                                         DEFINITIONS.

(a)                                  “ADVERSE ACTION NOTICE” shall be defined as an appropriately completed notice in compliance with Regulation B and applicable law required to be provided to CUSTOMERS whose TRANSACTIONS are not approved by the BANK in its sole discretion.

(b)                                 “APPLICANT” shall be defined as a prospective CUSTOMER seeking to take advantage or otherwise participate in the PROGRAM.

(c)                                  “APPLICATIONS” shall be defined as each of the forms filled out by a CUSTOMER seeking to take advantage of the PROGRAM as such forms may be amended or modified from time to time.

(d)                                 “BANK DEPOSIT ACCOUNT” shall be defined as that bank account held at a bank or banks designated by BANK and made known to COMPANY and into which BANK shall deposit, via Automated Clearing House Network or other electronic entries, as permitted by applicable law, the amounts set forth on each REPAYMENT CHECK and the daily receipts otherwise collected by COMPANY for the benefit of BANK and applied to the TRANSACTIONS.

(e)                                  “BANK INDEMNIFIED PARTIES” shall be defined as BANK and its holding company, and their officers, directors, employees, representatives, agents and attorneys.

(f)                                    “BANK INTELLECTUAL PROPERTIES” shall be defined as the name, trade name, trademarks, service marks and logos of BANK.

(g)                                 “BANK POLICIES” shall be defined as the reasonable and lawful practices, policies and procedures established by BANK and communicated in writing to COMPANY from time to time with respect to the TRANSACTIONS, a current copy of which is attached hereto as Exhibit D.

(h)                                 “CONFIDENTIAL INFORMATION” shall be defined as all documents, materials, information about trade secrets, agreements, products, services, licenses, costs, sales and pricing information, and any other information that is generally not known in the trade or may not be known generally or publicly, and other information related to this AGREEMENT which shall have been obtained during the course of the negotiations leading to, and during the performance of, this AGREEMENT, excepting those items excluded from this definition by Section 9(c) of this AGREEMENT.

(i)                                     “CUSTOMER” shall be defined as any person who participates in the PROGRAM.

(j)                                     “CUSTOMER INFORMATION” shall be defined as all information derived from TRANSACTIONS or APPLICATIONS about any of the CUSTOMERS or the APPLICANTS, including, without limitation, names, addresses, demographic information and financial information.

(k)                                  “DISCLOSURES” shall be defined as all information required to be provided to an APPLICANT or CUSTOMER under federal, state or local law.

(l)                                     “COMPANY INDEMNIFIED PARTIES” shall be defined as COMPANY and its parents, subsidiaries and affiliates, and each of their officers, directors, employees, representatives, agents and attorneys.

(m)                               “EVENT OF DEFAULT” shall be defined as set forth in Section 7(b).

(n)                                 “FEES” shall be defined as the marketing and servicing fees set forth on Exhibit A attached hereto.

(o)                                 “HARMFUL ACTS” shall be defined as any fraud, theft, dishonesty, defamation, or other willful misconduct of any party to this AGREEMENT, or any PARTY’S officers, employees, directors or agents.

(p)                                 “LOSSES” shall be defined as claims, losses, liabilities, damages, penalties, demands, judgments, settlements, costs and expenses, including reasonable attorneys’ fees.

(q)                                 “MARKET” shall mean the states listed on Exhibit C.

(r)                                    “NET CHARGE OFFS” shall mean for any calendar quarter the actual charge offs of principal (which shall consist of the Total of Payments less the Finance Charge, as those terms are used in the Notes) of the TRANSACTIONS plus all FEES paid to COMPANY on the TRANSACTIONS in question less any prior charge offs collected during the calendar quarter; except in the case of NSF charge offs, in which case NET CHARGE OFFS shall consist of the Total of Payments, as that term is used in the Notes, less any prior charge offs collected during the calendar quarter.

(s)                                  “NOTES” shall be defined as those promissory notes or similar negotiable instruments which may be made by a CUSTOMER to evidence and secure the CUSTOMER’S obligations under any TRANSACTION.

(t)                                  “PROGRAM” shall be defined as the totality of the activities in connection with the TRANSACTIONS as contemplated under this AGREEMENT.

(u)                                 “PROMOTIONAL MATERIALS” shall be defined as all such letters, advertising, direct mail communications and promotional materials incorporating BANK INTELLECTUAL PROPERTIES and all related designs, artwork, logos, slogans, copy and other similar materials.

(v)                                 “REPAYMENT CHECKS” shall be defined as checks issued by a CUSTOMER as security for and in repayment of the TRANSACTIONS.

(w)                               “RESTRICTED PARTY” shall be defined as any party who is bound by Section 9 of this AGREEMENT with regard to the CONFIDENTIAL INFORMATION, including, without limitation, all agents, employees, officers, directors and other third-party agents of any of the PARTIES hereto.

(x)                                   “TRANSACTIONS” shall be defined as the BANK’S deferred deposit transactions in which, for consideration, the BANK will accept a check and hold the check for a period of time prior to deposit or presentment in accordance with an agreement with the maker of the check.

(y)                                 “TRANSACTION DOCUMENTS” shall be defined as (i) all original APPLICATIONS and copies of all ADVERSE ACTION NOTICES and other documents relating to rejected APPLICATIONS; (ii) Automated Clearing House debit authorizations and disclosures, as permitted by applicable law, (iii) authorizations from each CUSTOMER to allow the BANK to grant COMPANY access to CUSTOMER INFORMATION, and (iv)  originals or copies, as applicable, of all APPLICATIONS, NOTES, DISCLOSURES, REPAYMENT CHECKS and other documents provided to or received from CUSTOMERS.

(z)                                   “TRANSACTION LOSS RATE” shall have the meaning set forth in Exhibit A.

2.                                       INCORPORATION OF RECITALS.

The recitals set forth above are incorporated herein by reference.

3.                                         BANK’S SERVICES.

(a)                                  BANK in its sole discretion shall determine all of the conditions, Program criteria that must be satisfied by CUSTOMERS to be eligible to enter into a TRANSACTION, terms and features of the TRANSACTIONS, including, without limitation, amounts, FEES and charges, limits, standards and all other terms and conditions of the TRANSACTIONS.  Bank shall prepare the form of all TRANSACTION DOCUMENTS.  BANK shall enter into the TRANSACTIONS with all APPLICANTS who seek to take advantage of deferred deposit services offered by BANK and marketed by COMPANY and who, in the sole discretion of the BANK, meet such Program criteria, standards and other qualifications as contemplated in Section 4(c)(ii) of this AGREEMENT;

provided that BANK shall not be required to enter into a TRANSACTION if it reasonably believes that the TRANSACTION or its solicitation will violate or has violated any applicable law.  Neither COMPANY, nor BANK, nor their respective employees shall state or suggest to APPLICANTS that TRANSACTIONS are made with or approved by COMPANY or that COMPANY (or any employee or agent of COMPANY) can improve or otherwise influence an APPLICANT’s prospect of entering into the TRANSACTION.  BANK may reject any TRANSACTION or TRANSACTIONS at any time, in its sole discretion.

(b)                                 COMPANY acknowledges that all rights of ownership in the TRANSACTIONS and the TRANSACTION DOCUMENTS are and remain the sole property of BANK, and COMPANY shall have no ownership rights to such TRANSACTIONS or TRANSACTION DOCUMENTS during the term of this AGREEMENT.  Furthermore, COMPANY shall not in any way fund, or purchase any share or “participation interest” in any TRANSACTION.

(c)                                  In its sole discretion, BANK may sell, transfer, grant an interest in, or otherwise assign any TRANSACTION, or any portion of any TRANSACTION, to a third party or parties.  Any sale, transfer or assignment by BANK of any such TRANSACTION shall comply with applicable law.

(d)                                 BANK shall forward to COMPANY, via facsimile, with a copy by first-class mail, within one (1) business day of receipt any written notices it receives that bankruptcy proceedings have been initiated with respect to any CUSTOMER.

4.                                       COMPANY’s SERVICES.

(a)                                  General Duties of COMPANY; Standards of Performance:  COMPANY shall perform all services reasonably required to market and service the TRANSACTIONS of BANK in the MARKET, including without limitation the establishment of retail outlets in number and location determined by COMPANY in its sole discretion, where APPLICANTS may submit APPLICATIONS and receive DISCLOSURES required by applicable law (if any) and where CUSTOMERS may execute and deliver the TRANSACTION DOCUMENTS and deliver REPAYMENT CHECKS or other payment on the TRANSACTIONS. To facilitate deposit by the BANK of the REPAYMENT CHECK into the BANK DEPOSIT ACCOUNT via Automated Clearing House Network entries or other electronic payment, as permitted by applicable law,  COMPANY shall provide the BANK, on or after the date the NOTE evidencing a TRANSACTION becomes due, information from each REPAYMENT CHECK including the ABA routing number, the check account number, the check number and the check amount. In lieu thereof, COMPANY shall accept any CUSTOMER payments remitted to COMPANY in cash in prepayment of the TRANSACTION and shall deliver an amount equal to such CUSTOMER cash payments to BANK via Automated Clearing House Network entries, as permitted by applicable law, on the next business day after receipt of such cash payments. In marketing the TRANSACTIONS and performing its services hereunder, COMPANY shall at all times and in all respects comply with applicable laws, rules and regulations.  Before initiating any marketing efforts for the TRANSACTIONS in the MARKET, COMPANY shall agree with BANK on a mutually agreeable protocol for communicating with the appropriate regulatory authorities, and shall cooperate with BANK in implementing the TRANSACTION program and protocols contemplated hereby.  Further, COMPANY shall use the documentation prepared by BANK and follow the BANK POLICIES.  COMPANY shall train and supervise its employees to act in conformity with the BANK POLICIES and the requirements of applicable laws, rules and regulations.

(b)                                 Marketing of TRANSACTIONS:

(i)                                     BANK hereby authorizes COMPANY during the term of this AGREEMENT to market TRANSACTIONS to prospective CUSTOMERS.  BANK hereby grants to COMPANY a nonexclusive license to use the BANK INTELLECTUAL PROPERTIES during the term of this AGREEMENT in connection with this AGREEMENT on letters, print advertisements, direct mail, the Internet, television and radio communications and other advertising and PROMOTIONAL MATERIALS; provided, however, COMPANY shall submit all PROMOTIONAL MATERIALS to BANK for its written approval prior to any use thereof.  If BANK fails to reject any proposed PROMOTIONAL MATERIALS within five (5) business days of receipt of the request for approval, such PROMOTIONAL MATERIALS shall be deemed approved by BANK.  All rights not expressly granted to COMPANY herein are reserved by BANK.  Regardless of whether they incorporate the BANK INTELLECTUAL PROPERTIES, all advertising and PROMOTIONAL MATERIALS for the TRANSACTIONS

(A) shall prominently identify BANK as maker of the TRANSACTIONS, (B) shall be accurate, (C) shall not be misleading, (D) shall comply with all applicable laws, rules and regulations for use in the time, place and manner specified and (E) shall be submitted to BANK for prior approval, which shall not be unreasonably delayed.

(ii)                                  In connection with COMPANY’s performance of its obligations under this AGREEMENT, it is expressly agreed that (A) BANK shall not hold any ownership or leasehold interest in any COMPANY store or any personal property located therein, except for REPAYMENT CHECKS, NOTES, TRANSACTION DOCUMENTS, and cash in an amount equal to the funds received by COMPANY in repayment of TRANSACTIONS that COMPANY has not transmitted to BANK as contemplated by this AGREEMENT; and (B) no BANK employees shall work in any COMPANY store except for BANK agents who may examine COMPANY stores from time to time for compliance with BANK POLICIES and other aspects of this AGREEMENT.

(c)                                  Servicing of TRANSACTION Applications:

(i)                                     BANK also hereby authorizes COMPANY to obtain TRANSACTION applications from APPLICANTS, using the form of APPLICATION prepared by BANK.  COMPANY shall make APPLICATIONS available to prospective APPLICANTS and shall not discourage any prospective APPLICANT from submitting an APPLICATION and shall provide reasonable assistance to each prospective APPLICANT in completing an APPLICATION.  COMPANY shall not discriminate against or discourage any APPLICANT in any aspect of the process on any “prohibited basis,” as such term is defined in the Equal Credit Opportunity Act (ECOA), Regulation B and KRS Chapter 344.

(ii)                                  Based solely upon the underwriting standards and PROGRAM criteria adopted by BANK from time to time, a current copy of which is attached as Exhibit E hereto, and applied to the information provided by APPLICANTS to BANK in the APPLICATIONS and such other credit-related information as obtained by COMPANY at the direction of BANK, or by BANK directly, BANK shall determine whether to enter into a TRANSACTION with an APPLICANT.  BANK shall review and evaluate completed APPLICATIONS and approve CUSTOMERS who satisfy the Program criteria within a commercially reasonable time after receipt of the APPLICATION from COMPANY. BANK shall, either itself or through its designated agent, communicate to COMPANY its decision on any APPLICATION.  COMPANY shall provide an ADVERSE ACTION NOTICE to any APPLICANT whose APPLICATION is rejected by BANK. For APPLICANTS whose APPLICATION is approved by the BANK, the BANK shall fund the payment to the CUSTOMER in the amount of the REPAYMENT CHECK, less all applicable fees and expenses, by a check or other negotiable instrument drawn on a depository account in Kentucky designated by the BANK. BANK shall honor and pay any properly payable check or other negotiable instrument drawn on any of BANK’S depository accounts validly issued in connection with TRANSACTIONS approved by the BANK.

(iii)                               The CUSTOMERS obligations under the TRANSACTION shall be evidenced by a NOTE containing the DISCLOSURES and secured by a REPAYMENT CHECK.

(iv)                              COMPANY shall (A) deliver a copy of the NOTE to the CUSTOMER; (B) obtain from the CUSTOMER the executed NOTE; (C) obtain from CUSTOMER his or her REPAYMENT CHECK dated the date of the TRANSACTION and made payable to BANK; and (D) maintain on behalf of BANK, separate and apart from COMPANY’s own assets and records, the REPAYMENT CHECK and NOTE.

(d)                                 Collection of TRANSACTIONS.

(i)                                     BANK hereby authorizes COMPANY to service the TRANSACTIONS by, among other things, (1) using commercially reasonable efforts, including the use of direct debits to a CUSTOMER’S depository account via the Automated Clearing House Network as permitted by applicable law, to collect payments on the TRANSACTIONS at and after maturity thereof on behalf of BANK; (2) accurately recording and reporting the payments of funds from CUSTOMERS and transmitting such payments to BANK in accordance with this AGREEMENT; and (3) making remittance to and settlement with BANK in accordance with this AGREEMENT. In collecting payments owed under the NOTES, COMPANY shall comply in all respects with applicable law, rules and regulations.  Without limiting the generality of the foregoing, COMPANY shall not, explicitly or implicitly, make any threats of criminal prosecution in connection with debt collection, or otherwise engage in any practices or actions that violate any applicable laws, rules or regulations.

(ii)                                  COMPANY shall service the TRANSACTIONS at all times in accordance with the terms of this AGREEMENT and the DISCLOSURES and the BANK POLICIES.  BANK shall notify COMPANY in writing at least ten (10) business days prior to any change in the BANK POLICIES, unless such changes are required sooner by applicable laws, rules or regulations.

(iii)                               On or after the date the NOTE evidencing a TRANSACTION becomes due, COMPANY shall provide the BANK, information from each REPAYMENT CHECK including the ABA routing number, the check account number, the check number and the check amount and BANK shall deposit and transfer the amount of the REPAYMENT CHECK to the BANK DEPOSIT ACCOUNT via Automated Clearing House Network entries or other electronic payment as permitted by applicable law. In lieu thereof, COMPANY shall deliver to BANK via Automated Clearing House Network entries, as permitted by applicable law, all cash received by COMPANY from CUSTOMERS representing repayment of TRANSACTIONS on the next business day after receipt of such repayment.

(iv)                              COMPANY shall be responsible for any deficiency between the amount of cash reported by COMPANY as collected on TRANSACTIONS and the amount of cash actually received in repayment of TRANSACTIONS.  Any excess amounts of cash shall be the property of the COMPANY.

(e)                                  Reports; Access to Stores, Books and Records and Employees:

(i)                                     During the term of this AGREEMENT, COMPANY shall promptly provide to BANK or its agents data submissions and reports reasonably required by BANK in order to maintain effective internal controls and to monitor results under this AGREEMENT, including without limitation the performance of the TRANSACTIONS and COMPANY’s obligations hereunder.  Such reports shall include a daily report showing those TRANSACTIONS originated through COMPANY, outstanding and repaid each day, as agreed upon by BANK and COMPANY, as well as COMPANY’s monthly compliance review checklists and all periodic internal audit reports for stores marketing and servicing the TRANSACTIONS.

(ii)                                  COMPANY shall, as reasonably required by BANK, but no more often than quarterly, provide BANK with its most recent unaudited financial statements and its annual audited financial statements.

(iii)                               COMPANY, on behalf of the BANK and without an ownership interest by COMPANY, shall maintain and retain possession of the TRANSACTION DOCUMENTS for the term of the AGREEMENT and any additional period required by applicable law.  Except as otherwise allowed by Section 9 of this AGREEMENT, COMPANY agrees to use such TRANSACTION DOCUMENTS solely to service the TRANSACTIONS and to segregate all such TRANSACTION DOCUMENTS, and all document files and records which relate to the services provided by COMPANY hereunder from COMPANY’s other files and records.

(iv)                              The TRANSACTION DOCUMENTS shall be held by COMPANY on behalf of BANK, pursuant to BANK’S record retention requirements, as more particularly set forth in the BANK POLICIES attached hereto as Exhibit D and incorporated herein by reference, and Bank has and shall continue to have constructive possession and legal title to such documents, files and records.  At such time or times as BANK may reasonably request, and at BANK’s cost, COMPANY shall promptly deliver all copies of TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct.  All such documents shall be maintained segregated from other books and records of COMPANY and otherwise in such a manner as to facilitate their inspection by and delivery to BANK, if so requested.

(v)                                 During the term of this AGREEMENT and at all times thereafter, BANK and banking agencies with regulatory authority over BANK shall have reasonable access to COMPANY stores, to the books and records of COMPANY (to the extent that such books and records pertain to the TRANSACTIONS), to the officers, employees and accountants of COMPANY, and to copies of TRANSACTION DOCUMENTS, all for the same purposes of ensuring that COMPANY is carrying out the BANK POLICIES and is otherwise complying fully with its obligations under this AGREEMENT.  Such access shall include permission to maintain employees on the premises of COMPANY during regular business hours to audit COMPANY’s services contemplated by this AGREEMENT.

(vi)                              In addition, and not as a limitation of the foregoing, BANK shall have the right at COMPANY’s expense, provided that the aggregate expense to COMPANY shall not exceed $25,000 per year, from time to time during the term of this AGREEMENT, to conduct reasonable outside audits in any given year and other reasonable audits and/or compliance reviews of the services provided hereunder, and the records generated thereunder; provided, that such audit and review rights shall be conducted during normal business hours in a manner which does not unreasonably interfere with COMPANY’s normal business operations and CUSTOMER and employee relations.

(f)                                    FEES and Costs:  In consideration for COMPANY’s performance of its obligations under this AGREEMENT, BANK shall pay COMPANY the FEES, as such FEES may be changed from time to time by mutual agreement of the parties. Such FEES shall be paid by BANK to COMPANY on or before the 5th business day following transmittal of the INVOICE, as defined by, and containing the information required by, Exhibit A.  COMPANY will be responsible for all costs, expenses and taxes (of whatever nature or authority) associated with its stores and its services under this AGREEMENT, including, without limitation but by way of example, rental and occupancy costs; costs of up-fit and leasehold improvements; equipment costs; processing costs; printing costs; maintenance costs; staffing costs; taxes assessed to or against COMPANY; signage costs; insurance and advertising costs.

(g)                                 Procedures and Protocols.  Notwithstanding any provision herein to the contrary, the parties hereto agree that the Procedures and Protocol in the form and substance of Exhibit B attached hereto and incorporated herein by reference which shall govern the operations and management of the TRANSACTIONS.  Exhibit B may be reviewed periodically and shall only be amended or modified by letter agreement which shall not necessitate or effect a modification or amendment to this AGREEMENT but which said amendment or modification shall be incorporated herein by reference.

5.                                       Representations, Warranties and Covenants.

(a)                                  BANK hereby represents and warrants to COMPANY as of the date hereof that:

(i)                                     BANK is a duly organized Kentucky state-chartered bank validly existing under the laws of the Commonwealth of Kentucky, and is currently authorized to conduct its business as described in this AGREEMENT in the states of Texas and North Carolina and anticipates being authorized to conduct its business as described in this Agreement in the state of Pennsylvania.  The deposits of BANK are insured by the FEDERAL DEPOSIT INSURANCE CORPORATION up to applicable limits.  BANK has the corporate power and authority and all requisite licenses, permits and authorizations to execute and deliver this AGREEMENT and perform its obligations contemplated hereunder;

(ii)                                  BANK is authorized under applicable law to enter into the TRANSACTIONS as contemplated by this AGREEMENT. The TRANSACTIONS and the documents prepared by BANK in connection with the TRANSACTIONS currently comply with all federal, state and local laws, statutes and regulations and any and all licenses, permits and other authorizations required of BANK in connection with the TRANSACTIONS by federal, state or local laws, statutes, and regulations (the “BANK AUTHORIZATIONS”) have been obtained, are in full force and effect and are valid under applicable federal, state and local laws and the continuation, validity and effectiveness of all of the BANK AUTHORIZATIONS shall not be impaired or adversely affected by the terms of this AGREEMENT;

(iii)                               This AGREEMENT has been duly executed and delivered by BANK and upon due authorization and ratification by BANK’s Board of Directors, constitutes its legal, valid and binding agreement, enforceable against BANK in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and the rights and obligations of receivers and conservators under 12 U.S.C. §§1821 (d) and (e), and any other laws affecting creditors’ rights and remedies generally;

(iv)                              The execution, delivery and performance of this AGREEMENT by BANK does not violate or conflict with (A) any provision of the articles of incorporation or other governance documents of BANK; or (B) any Kentucky or federal law, or any order, arbitration award, judgment or decree to which BANK is a party or by which BANK or any of its assets may be bound;

(v)                                 Except as may have already been obtained, no consent, approval, authorization or order of any federal or state regulatory agency or other governmental body is required to be obtained by BANK to permit it to perform its obligations under this AGREEMENT;

(vi)                              There are no claims of any kind or orders, actions, suits, proceedings, arbitrations or investigations asserted by or against BANK which would prevent or challenge the performance of this AGREEMENT or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof;

(vii)                           BANK is currently not a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and BANK has not received any report of examination from any federal or state regulatory agency which requires BANK to address any problem or take any action relevant to the TRANSACTIONS or other obligations of BANK under this AGREEMENT which has not already been addressed or taken in a manner satisfactory to the regulatory agency;

(viii)                        BANK warrants that it has the right to use and license the BANK INTELLECTUAL PROPERTIES as set forth in this AGREEMENT;

(ix)                                BANK has provided COMPANY copies of all documents and correspondence from the Kentucky Department of Financial Institutions regarding the TRANSACTIONS and the legality of the TRANSACTIONS if performed as contemplated in this AGREEMENT, except as prohibited by applicable law; and

(x)                                   BANK is a current member of and in good standing with the Community Financial Services Association of America (the “CFSA”).

(b)                                 COMPANY hereby represents and warrants to BANK, as of the date hereof that:

(i)                                     COMPANY is duly organized and validly existing under the laws of the State of Texas, and is duly qualified to do business as contemplated under this AGREEMENT and has all requisite licenses, permits and authorizations under Texas and federal law, and anticipates having all requisite licenses, permits and authorizations under North Carolina and Pennsylvania law, to execute and deliver this AGREEMENT and perform its obligations contemplated hereunder.  COMPANY has the corporate power and authority and all requisite licenses, permits and authorizations to execute and deliver this AGREEMENT and perform its obligations hereunder;

(ii)                                  COMPANY currently has the corporate power and authority, and all requisite licenses, permits and authorizations, to execute and deliver this AGREEMENT and to perform hereunder.  This AGREEMENT has been duly authorized by COMPANY’s Board of Directors, executed and delivered by COMPANY and constitutes its legal, valid and binding agreement, enforceable against COMPANY in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally;

(iii)                               The execution, delivery and performance of this AGREEMENT by COMPANY does not violate or conflict with (A) any provision of the governance documents of COMPANY; or (B) any Texas or federal law, or any order, arbitration award, judgment or decree to which COMPANY is a party or by which COMPANY or any of its assets may be bound;

(iv)                              Except as may have already been obtained, no consent, approval, authorization or order of any federal or state regulatory agency or other governmental body is required to be obtained by COMPANY to permit it to perform its obligations under this AGREEMENT;

(v)                                 Except as set forth in the COMPANY’S Annual Report on Form 10-K for the fiscal year ended June 30, 2002, or as otherwise disclosed, there are no claims of any kind or orders, actions, suits, proceedings, arbitrations or investigations asserted by or against COMPANY which would prevent or challenge the performance of this AGREEMENT or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof;

(vi)                              Except as set forth in the COMPANY’S Annual Report on Form 10-K for the fiscal year ended June 30, 2002, or as otherwise disclosed, COMPANY is currently not a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and COMPANY has not received any report of examination from any federal or state regulatory agency which requires COMPANY to address any problem or take any action relevant to the TRANSACTIONS or other obligations of COMPANY under this AGREEMENT which has not already been addressed or taken in a manner satisfactory to the regulatory agency; and

(vii)                           COMPANY is a current member of and in good standing with the Financial Service Centers of America (“FiSCA”).

(c)                                  BANK hereby covenants and agrees as follows:

(i)                                     On or prior to November 1, 2002, BANK will provide to COMPANY an opinion of counsel to BANK opining as to the legality of (A) BANK engaging in the transactions contemplated by this AGREEMENT and (B) BANK charging the fees contemplated by this AGREEMENT to CUSTOMERS located in the MARKET; provided, however, an opinion of counsel to BANK opining with respect to Pennsylvania law shall be delivered to COMPANY within a reasonable time after execution of this AGREEMENT but in no event later than November 30, 2002. In the event such Pennsylvania opinion indicates that BANK may not legally engage in the transactions or charge the fees contemplated in this AGREEMENT, BANK shall have no obligation to engage in any TRANSACTION in Pennsylvania.

(ii)                                  BANK shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices in effect on the date of this Agreement, and any reasonable Best Practices, or modifications to such practices approved and adopted by the CFSA during the term of this Agreement; provided the practices comply in all respects with all applicable law, and the interpretation of such law by authorities with jurisdiction.

(d)                                 COMPANY hereby covenants and agrees as follows:

(i)                                     On or prior to November 1, 2002, COMPANY will provide to BANK an opinion of counsel to COMPANY opining as to the legality of COMPANY engaging in the marketing and servicing of the TRANSACTIONS for BANK as contemplated in this AGREEMENT; provided, however, an opinion of counsel to COMPANY opining with respect to Pennsylvania and North Carolina law shall be delivered to BANK within a reasonable time after execution of this AGREEMENT but in no event later than November 30, 2002. In the event such Pennsylvania or North Carolina opinion indicates that COMPANY may not legally engage in the marketing and servicing of the TRANSACTIONS as contemplated in this AGREEMENT, COMPANY shall have no obligation to market or service any TRANSACTION in Pennsylvania or North Carolina, as the case may be.

(ii)                                  COMPANY hereby agrees that during the term of this Agreement the Total Shareholder’s Equity of the COMPANY, as such term is used in the Consolidated Balance Sheet of its Audited Financial Statements, shall be at least sixty (60) million dollars.

(iii)                               COMPANY shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices, or its equivalent, specifically FiSCA’s Code of Conduct, in effect on the date of this Agreement, and any reasonable Best Practices or Code of Conduct, or modifications thereto approved and adopted by CFSA, or its equivalent, specifically FiSCA, during the term of this Agreement; provided the practices/code of conduct comply in all respects with all applicable law, and the interpretation of such law by authorities with jurisdiction.

6.                                       Indemnification; Insurance.

(a)                                  Each of the PARTIES’ representations, warranties, covenants and agreements set forth in this AGREEMENT shall survive the execution and delivery of this AGREEMENT.

(b)                                 BANK shall indemnify and hold COMPANY harmless from and against, and shall pay to COMPANY the full amount of, any LOSSES resulting to COMPANY, either directly or indirectly, from (i) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by BANK contained in this AGREEMENT, (ii) any fraud, theft, dishonesty, defamation or other willful misconduct of BANK or its officers, directors, employees or agents, (iii) any claim against BANK or COMPANY by the Kentucky Department of Financial Institutions, the Federal Deposit Insurance Corporation, or any regulatory agency or other governmental body having supervisory authority directly over BANK or (iv) any claim by any third party of service mark or trademark infringement based upon COMPANY’S use of the BANK INTELLECTUAL PROPERTIES.

(c)                                  COMPANY shall indemnify and hold BANK harmless from and against, and shall pay to BANK the full amount of, any LOSSES resulting to BANK, either directly or indirectly, from (i) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by COMPANY contained in this AGREEMENT, (ii) any fraud, theft, dishonesty, defamation or other willful misconduct of COMPANY or its officers, directors, employees or agents, or (iii) any claim that the TRANSACTIONS or the conduct of COMPANY in connection with the TRANSACTIONS are illegal, provided that, (A) at the time of such claim, BANK is not in breach of any covenant or agreement contained in this AGREEMENT that contributed to or caused the loss for which indemnification is sought and (B) the claim is not by the Kentucky Department of Financial Institutions, the Federal Deposit Insurance Corporation, or any regulatory agency or other governmental body having supervisory authority directly over BANK.

(d)                                 The fact that indemnification is provided in this Agreement for some actions of either COMPANY or BANK does not mean that statutory or common law indemnification or contribution is not available to either party for other acts not enumerated herein.

(e)                                  The Parties agree that, if both BANK and COMPANY are named as defendants in the same lawsuit, arbitration or other proceeding, then Bank and COMPANY may enter into a Joint Defense Agreement reasonably acceptable to Bank and COMPANY, provided that any such Joint Defense Agreement shall not preclude any party from asserting any counterclaim, cross-actions or third-party claims to which it may be entitled.

(f)                                    Such Joint Defense Agreement shall include an agreement that COMPANY shall have the right to choose acceptable counsel and otherwise direct the litigation but any settlement of such claims must be agreed to by BANK.  [***] The PARTIES agree to meet as soon as practicable but no less than ten (10) business days following the date of the filing of any claim, complaint or action to determine and agree upon the Joint Defense Agreement. Any failure to agree upon the Joint Defense Agreement or any provision of this Section 6 shall in no way affect or negatively impact any Indemnified Parties’ right to indemnity.

(g)                                 Whenever any claim shall arise for indemnification under this Paragraph 6, the party seeking indemnification (the “INDEMNITEE”) shall promptly notify the other party (the “INDEMNITOR”) of the claim and, when known, the facts constituting the basis for such claim.  Such notice shall specify, if known, the amount or a good faith estimate of the amount of the liability arising therefrom.

(h)                                 In connection with any claim or legal proceeding by a third party which may give rise to indemnity hereunder (a “THIRD PARTY CLAIM”), the INDEMNITOR, at the sole cost and expense of the INDEMNITOR, may assume the defense of any such THIRD PARTY CLAIM by giving written notice to the INDEMNITEE.  The INDEMNITOR’s notice must be received by the INDEMNITEE within twenty (20) days following INDEMNITOR’s receipt of notice of such THIRD PARTY CLAIM and must acknowledge the INDEMNITOR’s obligation to indemnify the INDEMNITEE with respect to such THIRD PARTY CLAIM.

(i)                                     If the INDEMNITOR assumes the defense of any THIRD PARTY CLAIM, the INDEMNITOR shall select counsel to conduct the defense of such claim, and the INDEMNITOR shall take all reasonable steps necessary in the defense or settlement thereof.  If the INDEMNITOR assumes the defense of any THIRD PARTY CLAIM, the INDEMNITOR shall not be obligated to pay any attorneys fees or investigation costs incurred by the INDEMNITEE in connection with its participation in such defense, unless the INDEMNITOR assumes the defense of such THIRD PARTY CLAIM at any time after the expiration of the INDEMNITOR’s twenty (20) day notice period.  The INDEMNITEE shall cooperate with all reasonable requests of the INDEMNITOR in connection with the INDEMNITOR’s defense of any THIRD PARTY CLAIM.  The INDEMNITOR shall not consent to a settlement of, or the entry of any judgment arising from, any THIRD PARTY CLAIM, without the prior written consent of the INDEMNITEE, which consent shall not be unreasonably withheld or delayed.  The INDEMNITEE shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

(j)                                     If the INDEMNITOR does not assume the defense of any such THIRD PARTY CLAIM, the INDEMNITEE may defend against such THIRD PARTY CLAIM in such manner as the INDEMNITEE may deem appropriate, including, but not limited to, settling such claim on such terms as the INDEMNITEE may deem appropriate, at the cost of INDEMNITOR.  If the INDEMNITOR seeks to question the manner in which the INDEMNITEE defended such THIRD PARTY CLAIM or the amount of or nature of any such settlement, the INDEMNITOR shall have the burden to prove by a preponderance of the evidence that the INDEMNITEE did not defend such claim in a reasonably prudent manner.

(k)                                  With respect to any claim, dispute or controversy between BANK and COMPANY arising out of or relating to the performance of this AGREEMENT, the parties agree that prior to considering any remedies at law or in equity, that BANK and COMPANY shall each appoint one or more executives who will meet with each other for the purpose of resolving any claim, dispute or controversy between BANK and COMPANY arising out of or relating to the performance of this AGREEMENT or any of the TRANSACTIONS. The parties agree to operate in good faith in such agreements.

(l)                                     COMPANY agrees to purchase and maintain general business and liability insurance from a nationally-recognized insurance provider which shall have limits for such policy in a total amount not less than $5,000,000.

(m)                               BANK shall obtain and maintain in full force and effect errors and omissions insurance in an amount no less than $5,000,000 with such insurance companies as are reasonably satisfactory to BANK and COMPANY.

7.             Term and Termination.

(a)                                  The term of this AGREEMENT shall commence as of the date of this AGREEMENT, and shall continue until January 1, 2006, unless earlier terminated pursuant to terms of this AGREEMENT.

(b)  This AGREEMENT may be terminated upon the occurrence of one or more of the following events, within the time periods set forth below (each, an “EVENT OF DEFAULT”):

(i)                                     By either PARTY, if the other PARTY hereto shall be in material breach of any covenant or agreement hereunder or in the event of an inaccuracy in any representation or warranty hereunder, provided that such breach or inaccuracy has not been cured within 10 days following written notice of such breach to the PARTY committing such breach; or

(ii)                                  by COMPANY, if BANK shall file for protection under any state or federal liquidation provision, or if either PARTY is placed into conservatorship or receivership with the FEDERAL DEPOSIT INSURANCE CORPORATION or any regulatory body having jurisdiction over said PARTY or any other duly appointed person or entity; or

(iii)                               by BANK, if COMPANY shall file for protection under any chapter of the federal Bankruptcy Code, an involuntary petition is filed against COMPANY under any such chapter and is not dismissed within thirty (30) days of such filing, or a receiver or any regulatory authority takes control of COMPANY.

(c)                                  Provided that COMPANY is not in material breach of this AGREEMENT, COMPANY may terminate this AGREEMENT by giving written notice at least ten (10) business days in advance of termination if: (i) BANK ceases generally to fund TRANSACTIONS marketed by COMPANY; or (ii) any amendment to or change in the terms of Kentucky Revised Statute Chapter 368, or other applicable law, has an adverse effect upon COMPANY or may reasonably be expected to have an adverse effect upon COMPANY, including placing COMPANY at a competitive disadvantage with respect to other persons or entities engaged in deferred deposit transactions or any product that is the same as or substantially similar to the TRANSACTIONS.

(d)                                 Provided that COMPANY is not in material breach of this AGREEMENT, COMPANY may, in addition to all other available remedies, terminate this AGREEMENT immediately if BANK breaches its obligation under paragraph 4(c)(ii) of this AGREEMENT to honor and pay any check or other negotiable instrument drawn on any of BANK’S depository accounts validly issued in connection with TRANSACTIONS approved by the BANK.

(e)                                  BANK may terminate this Agreement prior to November 30, 2002, if BANK is not reasonably satisfied with the results of BANK’S due diligence review of the documents and other materials provided to BANK by COMPANY and set forth on Exhibit G hereto.

(f)                                    BANK may terminate this Agreement on ten (10) business days’ written notice to COMPANY if by March 31, 2003, COMPANY has not terminated COMPANY’S arrangements with parties other than BANK to offer and provide TRANSACTIONS or any product that is the same as or substantially similar to the TRANSACTIONS within the MARKET.

(g)                                 Either PARTY may terminate this AGREEMENT on ten (10) business days’ written notice to the other PARTY if the aggregate NET CHARGE OFFS [***] of the aggregate amount of FEES originated through COMPANY in such quarter; provided such notice is given not later than thirty (30) days following the end of such calendar quarter.

(h)                                 If a PARTY’S performance hereunder is rendered illegal or materially adversely affected by reason of changes in law or regulations (either federal or state) applicable to the TRANSACTIONS or to either PARTY hereto, then either PARTY may terminate this AGREEMENT.

(i)                                     If a PARTY is advised in writing by any regulatory agency having or asserting jurisdiction over such PARTY or the TRANSACTIONS that the performance of its obligations under this AGREEMENT is or may be unlawful or constitutes or may constitute an unsafe or unsound banking practice or that such activity may jeopardize such PARTY’s standing with or applicable rating from such regulatory agency, then the PARTY unable to perform, or whose performance has been rendered illegal or who has been so advised by a regulatory agency, may terminate this AGREEMENT by giving written notice at least six (6) months in advance of termination to the other PARTY, unless such changes in the laws or regulations or communication from such regulatory agency require earlier termination, in which case termination shall be effective upon such earlier required date.

(j)                                     Except as may be prohibited by federal, state or local law, statutes, or regulations or regulatory authorities, upon the expiration or termination of this AGREEMENT, each PARTY will remit to the other PARTY all amounts owing to such other party for transactions commencing on or before the expiration or termination date, and each PARTY shall fulfill all of its obligations under this AGREEMENT that arose or accrued before the expiration or termination date. In order to preserve the goodwill of each PARTY with its CUSTOMERS, both PARTIES shall act in good faith cooperation in order to ensure a smooth and orderly termination of their relationship and the termination of the TRANSACTION origination and marketing program contemplated hereunder.   Upon the termination or expiration of this AGREEMENT, all rights herein granted to COMPANY (except those set forth in Section 9(a)) shall revert to BANK, and COMPANY shall immediately cease using the BANK property.

(k)                                  Either party shall be entitled to pursue, either before or after termination, such rights and remedies as may be available at law and in equity, in addition to those rights and remedies specifically provided for under the terms of this AGREEMENT.

8.   Notices. Any notice hereunder by a PARTY shall be given to the other PARTY at its address set forth below or at such other address designated by notice in the manner provided in this Section 8, by personal delivery, certified mail or private courier service, or by facsimile with a confirmation copy by first class mail, postage prepaid.  Any written notice or demand to be given under this AGREEMENT shall be duly and properly given if delivered as described in this Section 8.  Such notice shall be deemed to have been given (a) when received if by personal delivery or private courier service, (b) when faxed if by facsimile, and (c) three business days after mailing, if sent by certified mail; provided, however, that any notice given by a party changing its address for notice shall be deemed given only upon actual receipt by the other party.  Unless otherwise agreed, notice shall be sent to the contact persons at the addresses or facsimile numbers, as the case may be, set forth below:

If to COMPANY:

Michael J. Briskey
ACE Cash Express, Inc.
1231 Greenway Drive, Suite 600

Irving, Texas 75038-9904
Telephone:	972-753-2342
Facsimile:	972-582-1447

with a copy to:

R. James Straus
Frost Brown Todd LLC
400 W. Market Street
32nd Floor
Louisville, Kentucky 40202
Telephone:	502-568-0221
Facsimile:	502-581-1087

If to BANK:

Michael A. Ringswald
Republic Bank & Trust Company
One Republic Corporate Center
Louisville, Kentucky 40202
Telephone: 502-561-7112
Facsimile: 502-561-7188

with a copy to:

Donald L. Cox
Lynch, Cox, Gilman & Mahan, P.S.C.
400 West Market Street, Suite 2200
Louisville, Kentucky 40202
Telephone:	502-589-4215
Facsimile:	502-589-4994

9.                                       Confidentiality and Use of CUSTOMER Information.

(a)                                  All CUSTOMER INFORMATION shall be the sole property of BANK.  Subject to the Gramm-Leach-Bliley Act of 1999 and any rules or regulations promulgated thereunder, BANK hereby grants to COMPANY a worldwide, exclusive license in perpetuity (and specifically surviving any termination of this AGREEMENT) to use the CUSTOMER INFORMATION for advertising and solicitations for any deferred deposit product; provided that COMPANY shall not use the CUSTOMER INFORMATION (i) if the CUSTOMER at issue advises BANK or COMPANY that it does not wish such information to be so used, or (ii) if its use would violate any federal or state statutes, laws and/or regulations. COMPANY may use its computer system to capture, maintain and process CUSTOMER INFORMATION for the purposes allowed in this AGREEMENT.

(b)                                 BANK agrees not to target the CUSTOMERS for any solicitation of any deferred deposit product (other than general solicitations for products or services directed to the public at large), and not to provide any CUSTOMER INFORMATION to any person or entity not a party to this AGREEMENT, whether for purposes of soliciting any CUSTOMER for any product or otherwise, except to the extent required to do so under applicable law or judicial, administrative or regulatory process, without the prior written consent of COMPANY.  BANK shall use reasonable care to ensure that its agents do not violate this provision.

(c)                                  BANK and COMPANY agree to treat in confidence the provisions of this AGREEMENT and the CONFIDENTIAL INFORMATION, including without limitation the reports referenced in Section 4(e), and not to make use of or communicate CONFIDENTIAL INFORMATION to any third parties except as required by this AGREEMENT and except that CONFIDENTIAL INFORMATION may be provided to a regulatory agency having or asserting jurisdiction over a PARTY or the TRANSACTIONS, a PARTY’s affiliates, as such term is defined in the Securities Exchange Act of 1934, to counsel, accountants, financial or tax advisors or persons conducting due diligence reviews for third party without the consent of the other PARTY; provided that such PARTIES agree to hold such CONFIDENTIAL INFORMATION in confidence.  As used herein, the term “CONFIDENTIAL INFORMATION” does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a RESTRICTED PARTY, (ii) is independently developed by a RESTRICTED PARTY without violating this AGREEMENT, (iii) was available to the RESTRICTED PARTY on a non-confidential basis prior to its disclosure to the RESTRICTED PARTY or (iv) becomes available to the RESTRICTED PARTY on a non-confidential basis from a source other than the other PARTY; provided that such source is not bound by a confidentiality agreement with the other PARTY or otherwise prohibited from transmitting the information to the RESTRICTED PARTY by a contractual, legal or fiduciary obligation.

(d)         In the event that a RESTRICTED PARTY is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any CONFIDENTIAL INFORMATION, the RESTRICTED PARTY will provide the other PARTY with prompt notice of such request(s) so that the other PARTY may seek an appropriate protective order or other appropriate remedy and/or waive the RESTRICTED PARTY’s compliance with the provisions of this AGREEMENT.  In the event that the other PARTY does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other PARTY grants a waiver hereunder, the RESTRICTED PARTY may furnish that portion (and only that portion) of the CONFIDENTIAL INFORMATION which the RESTRICTED PARTY is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any CONFIDENTIAL INFORMATION so furnished as a RESTRICTED PARTY would reasonably exercise in assuring the confidentiality of any of its own CONFIDENTIAL INFORMATION.

10.                                 Specific Performance in the Event of Breach.   The PARTIES agree that monetary damages would not be adequate compensation in the event of a breach under Section 9 by a RESTRICTED PARTY of its obligations under Section 9 of this AGREEMENT and, therefore, the PARTIES agree that in the event of any such breach the RESTRICTED PARTY, in addition to its other remedies at law or in equity, shall be entitled to an order requiring the RESTRICTED PARTY to specifically perform its obligations under Section 9 of this AGREEMENT or enjoining the RESTRICTED PARTY from breaching Section 9 of this AGREEMENT, and the RESTRICTED PARTY shall not plead in defense thereto that there would be an adequate remedy at law.

11.                                 Miscellaneous.

(a)                                  Neither the existence of this AGREEMENT or any related agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between BANK and COMPANY.  No employee of COMPANY shall be deemed to be an employee of BANK, nor shall any employee of BANK be deemed an employee of COMPANY. Each party to this AGREEMENT shall be deemed to be an independent contractor.

(b)                                 This AGREEMENT and the Exhibits attached hereto supersede any negotiations, discussions or communications between BANK and COMPANY and constitute the entire agreement of BANK and COMPANY with respect to the subject matter hereof.

(c)                                  Failure of any PARTY to insist, in one or more instances, on performance by any other PARTY in accordance with the terms and conditions of this AGREEMENT shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this AGREEMENT unless and to the extent that such waiver is in a writing signed by or on behalf of the PARTY alleged to have granted such waiver.

(d)                                 This AGREEMENT and the rights and duties described herein shall be governed by, and interpreted in accordance with, the laws of the United States and the Commonwealth of Kentucky, without reference to Kentucky choice of law rules. An action for breach of or to enforce this Agreement shall be brought in the Jefferson County Circuit Court in Louisville, Kentucky.

(e)                                  Neither PARTY shall assign any of its rights or delegate any of its obligations hereunder without the other PARTY’s prior written consent, which shall not be unreasonably withheld or delayed, except that either PARTY may assign all or any part of its rights hereunder to any affiliate of that PARTY without the other PARTY’s consent, provided further, however, that any such assignment shall not relieve the assignor of any liability or obligation for TRANSACTIONS entered into prior to the date of such assignment.

(f)                                    This AGREEMENT is for the sole and exclusive benefit of the PARTIES and shall not be deemed to be for the benefit of any third party, including any party to a TRANSACTION hereunder.

(g)                               The headings of the several sections and subsections of this AGREEMENT are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this AGREEMENT.

(h)                                 This AGREEMENT may be executed by the PARTIES in separate counterparts, each of which is an original but all of which together shall constitute one and the same document.  Facsimile signatures and photocopies shall be deemed as valid as though they were originals.

(i)                                     Neither party shall be in breach or default of its obligations under this AGREEMENT to the extent that delay or failure in its performance is caused by an act of God, war, terrorism, fire, flood, severe weather conditions, utilities or telecommunications failures, materials shortage, or unavailability of transportation.

(j)                                     Except as otherwise provided in this AGREEMENT, each party shall assume and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by this AGREEMENT.

(k)                                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, BANK and COMPANY, intending to be legally bound hereby, have caused this AGREEMENT to be executed by their duly authorized officers as of the day and year first set forth above.

ACE Cash Express, Inc.		Republic Bank & Trust Company (“COMPANY”)
(“BANK”)

By:	/s/ Michael J. Brisky	By:	/s/ Bill Petter
Its:	VP Finance		Its:	EVP
Date:	10/23/02	Date:	10/23/02

EXHIBIT A

COMPUTATION OF SERVICING FEES

1.               This is Exhibit A to that certain Marketing and Servicing AGREEMENT dated as of October 21,  2002 (the “AGREEMENT”) between REPUBLIC BANK & TRUST COMPANY (“BANK”), and ACE CASH EXPRESS, INC. (“COMPANY”).  All capitalized terms used herein and not otherwise defined are defined in the AGREEMENT.

2.               As COMPANY’s sole compensation under the AGREEMENT, BANK shall pay COMPANY the marketing and servicing fees (“FEES”) set forth below.  BANK shall only be obligated to pay the FEES on TRANSACTIONS, or portions thereof, originated during the period.

3.               The marketing and servicing FEES owing to COMPANY and the fees owing to the BANK under the AGREEMENT shall be calculated in accordance with the sample calculation of transaction / fees attached as Exhibit A-1.

4.               Commencing on the first business day following a TRANSACTION origination and continuing on each business day thereafter, COMPANY shall deliver to BANK a daily report of business outlining the total amount advanced to each customer, the fees expected to be earned by Bank assuming repayment of the TRANSACTION, the FEES earned by COMPANY, the total TRANSACTIONS held as receivable, and the total charge offs for the TRANSACTIONS.  Additionally, the report will detail the TRANSACTIONS collected from each customer together with the applicable fees that pertain to BANK and applicable FEES owed by BANK to COMPANY, as well as such other information as is reasonably required by the BANK to manage the PROGRAM.

5.               Each week, COMPANY shall deliver to BANK an invoice, detailing by the day, the total TRANSACTIONS collected, the total fees earned by BANK and the total amount of FEES due to COMPANY for the 7-day period included in such invoice (an “INVOICE”).  Based on those INVOICES, BANK will pay to COMPANY by Automated Clearing House (ACH) transfer (or by other means agreeable to COMPANY and BANK) the fifth business day following the delivery of each INVOICE, the FEES to be paid by BANK thereunder related to COMPANY’s activities for the INVOICE period. Each INVOICE shall show (a) the total of payments on TRANSACTIONS actually received by BANK during the INVOICE period, and (b) the FEES owed by BANK to COMPANY. COMPANY and BANK agree that the calculation of the FEES owed by BANK shall be submitted with each of the foregoing INVOICES and performed strictly in accordance with the sample calculation attached.  COMPANY and BANK also agree that, for purposes of performing such calculation, the following assumptions apply:

(a)                                  The term “TRANSACTION LOSS RATE” shall mean the rate equal to [***].

(b)                                 In connection with the TRANSACTIONS, BANK shall receive a fee from CUSTOMERS equal to fifteen dollars ($15) per one hundred dollars ($100) on the face amount of the deferred deposit check accepted by BANK from the CUSTOMER in the TRANSACTION. For example, if a CUSTOMER provides a deferred deposit check in the face amount of [***] then the CUSTOMER will receive [***] and the fee will be [***]. The fee set forth in this paragraph may only be adjusted by the written agreement of BANK and COMPANY.

(c)                                  For every [***] in fees collected from CUSTOMERS for the TRANSACTIONS, (i) as consideration for the services rendered by COMPANY to BANK under this AGREEMENT, BANK shall pay COMPANY FEES equal to [***], (ii) BANK shall maintain reserves (the “RESERVES”) equal to [***] which shall be released to make the adjustments set forth in paragraph 5(d) of this Exhibit A, and (iii) BANK shall retain [***].

(d)                                 In each calendar quarter, the PARTIES shall make the following adjustments based upon the TRANSACTION LOSS RATE:

(i)                                     [***]

(ii)                                  [***]

(e)                                  The amounts due hereunder, if any, shall be paid within 10 days of the end of each calendar quarter.

(f)                                    BANK and COMPANY shall perform an annual review of, and may make mutually agreed upon amendments to, the RESERVES and the adjustments to the FEES set forth herein to reflect a change in said RESERVES if the TRANSACTION LOSS RATE is substantially different from [***].

EXHIBIT B

PROCEDURES AND PROTOCOLS

(1)                                  Each of BANK and COMPANY shall each keep and use in its business any books, accounts, and records the Kentucky Department of Financial Institutions (the “DEPARTMENT”) may require to carry into effect the provisions of KRS 368.010 to 368.120 and the administrative regulations issued under those sections. BANK and COMPANY shall preserve the books, accounts, and records for at least two (2) years.

(2)                                  Any fee charged by BANK in connection with the TRANSACTIONS shall be disclosed in writing to the bearer of the check prior to cashing the check, and the fee shall be deemed a service fee and not interest. BANK shall not charge a service fee in excess of fifteen dollars ($15) per one hundred dollars ($100) on the face amount of the deferred deposit check. BANK shall prorate any fee, based upon the maximum fee of fifteen dollars ($15). This service fee shall be for a period of fourteen (14) days.

(3)                                  Before BANK shall deposit with any bank or other depository institution a check cashed by BANK, the check shall be endorsed with the actual name under which BANK is doing business and shall be dated the date of the TRANSACTION.

(4)                                  Any personal check accepted from a CUSTOMER must be payable to BANK. BANK shall not cash a check payable to a payee other than a natural person unless BANK has previously obtained appropriate documentation from the board of directors or similar governing body of the payee clearly indicating the authority of the natural person or persons cashing the check, draft, or money order on behalf of the payee.

(5)                                  Neither BANK nor COMPANY shall indicate through advertising, signs, billhead, or otherwise that checks may be cashed without identification of the bearer of the check; and any person seeking to cash a check shall be required to submit reasonable identification as prescribed by the DEPARTMENT.

(6)                                  Within five (5) business days after being advised by the payor financial institution that a check, draft, or money order has been altered, forged, stolen, obtained through fraudulent or illegal means, negotiated without proper legal authority, or represents the proceeds of illegal activity, BANK shall notify the DEPARTMENT and other proper authorities. If a check, draft, or money order is returned to BANK by the payor financial institution for any of these reasons, BANK shall not release the check, draft, or money order without the consent of the investigating or other proper law enforcement authority.

(7)                                  Neither BANK nor COMPANY shall alter or delete the date on any check received from a CUSTOMER in a TRANSACTION.

(8)                                  Neither BANK nor COMPANY shall engage in unfair or deceptive acts, practices, or advertising in the conduct of its business. BANK must make a good faith effort to assess the CUSTOMER’s ability to repay the TRANSACTION.

(9)                                  BANK shall not require a CUSTOMER to provide security for a TRANSACTION or require the CUSTOMER to provide a guaranty from another person.

(10)                            BANK shall not have more than one TRANSACTION from any one CUSTOMER at any one time, with a face value greater than five hundred dollars ($500).

(11)                            BANK (through COMPANY) shall inquire of any person seeking to engage in a TRANSACTION, whether the person has any outstanding deferred deposit transaction with any person. If the CUSTOMER represents in writing that the CUSTOMER has no more than one deferred deposit transaction outstanding and that the face value of the outstanding deferred deposit transaction issued by the CUSTOMER does not equal or exceed five hundred dollars ($500), BANK may accept a deferred deposit transaction in an amount that, when combined with the CUSTOMER’s other outstanding deferred deposit transaction, does not exceed five hundred dollars ($500). If the CUSTOMER represents in writing that the CUSTOMER has more than one deferred deposit transaction outstanding or if the face value of the deferred deposit transaction issued by the CUSTOMER equals or exceeds five hundred dollars ($500), BANK shall not accept another deferred deposit transaction from that CUSTOMER until the CUSTOMER represents to BANK in writing that the CUSTOMER qualifies to issue a new deferred deposit transaction under the requirements set forth in this paragraph.

(12)                            Neither BANK nor COMPANY shall use any device or agreement, including agreements with affiliated parties, with the intent to obtain greater charges than are authorized in Chapter 368 of the Kentucky Revised Statutes.

(13)                            BANK shall not agree to hold a TRANSACTION for less than fourteen (14) days or more than thirty one (31) days.

(14)                            Each TRANSACTION shall be made according to a written agreement that shall be dated and signed by the CUSTOMER and BANK or an authorized agent of BANK, and made available to the DEPARTMENT upon request. The CUSTOMER shall receive a copy of this agreement.  The agreement must contain BANK’s name, the date of the TRANSACTION, the amount of the deferred deposit check, a statement of the total amount of fees charged, expressed both as a dollar amount and as an annual percentage rate (APR), and the earliest date on which the deferred deposit check may be deposited. The agreement must also contain a notice of the name and address of the Office of Consumer Credit Commissioner and the telephone number of the CUSTOMER helpline. Additionally, BANK shall provide a notice to the CUSTOMER that reads as follows: “This cash advance is not intended to meet long-term financial needs. This loan should only be used to meet immediate short-term cash needs.”

(15)                            BANK shall not for a fee renew, roll over, or otherwise consolidate a TRANSACTION for a CUSTOMER. Each CUSTOMER shall have the right to prepay the TRANSACTION and redeem the deferred deposit check at any time prior to the due date.

(16)                            No individual who enters into a TRANSACTION with BANK shall be convicted under the provisions of KRS 514.040 regarding theft by deception.

(17)                            Neither BANK nor COMPANY shall prosecute or threaten to prosecute an individual under the provisions of KRS 514.040 in connection with a TRANSACTION.

(18)                            BANK and COMPANY shall conspicuously display in every COMPANY retail location in the MARKET a sign that gives the following notice: “No person who enters into a post-dated check or deferred deposit check transaction with this business establishment will be prosecuted or convicted of writing cold checks or of theft by deception under the provisions of KRS 514.040.”

(19)                            BANK shall give the CUSTOMER the disclosures required by the Consumer Credit Protection Act (15 U.S.C. sec. 1601). Proof of this disclosure shall be made available to the DEPARTMENT upon request.

(20)                            BANK and COMPANY shall conspicuously display a schedule of all fees, and charges for all services provided by BANK that are authorized by KRS 368.010 to 368.120. The notice shall be posted at every COMPANY retail location in the MARKET.

(21)                            BANK may charge, collect, and receive check collection charges made by a financial institution for each check returned or dishonored for any reason, provided that the terms and conditions upon which check collection charges will be charged to the CUSTOMER are set forth in the written disclosure. Collection practices must be in accordance with 7 T.A.C. Section 1.605 and with the Texas Debt Collection Practices Act, Texas Finance Code, Section 392.001 et seq.

(22)                            BANK shall provide customer service for CUSTOMERS who have questions about their TRANSACTION, APPLICATION, or APPLICATION denials.

(23)                            BANK will address the safety and soundness, compliance, consumer protection, and other risks including credit, transaction, and reputation risks discussed in agency guidelines and advisory materials issued from time to time by the Federal Deposit Insurance Corporation and any other applicable regulatory agencies. BANK will comply with all applicable federal, state and local laws, statutes and regulations including, without limitation, the Equal Credit Opportunity Act, the Truth In Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and all other applicable consumer protection and lending laws.

(24)                            BANK shall maintain a safety and soundness CAMEL rating of [***] on examinations conducted by each of the Federal Deposit Insurance Corporation and the DEPARTMENT.  BANK shall advise COMPANY immediately upon (i) BANK’S receipt of information that the CAMEL rating has been or may be downgraded or (ii) commencement of proceedings, examinations, or other investigations by a regulatory agency or other governmental body that may materially affect the obligations of either BANK or COMPANY under this AGREEMENT.

EXHIBIT C

MARKET

[***]

EXHIBIT D

BANK POLICIES

[***]

EXHIBIT E

PROGRAM CRITERIA

[***]

EXHIBIT F

COMPANY FRANCHISEES

[***]

EXHIBIT G

DUE DILIGENCE

[***]

FIRST AMENDMENT TO

MARKETING AND SERVICING AGREEMENT

This First Amendment to Marketing and Servicing Agreement dated as of January      , 2003 (this “Amendment”), is by and between Republic Bank & Trust Company, a Kentucky state-chartered bank (“Bank”), and ACE Cash Express, Inc., a Texas corporation (“Company”).

WHEREAS, Bank and Company have previously entered into that certain Marketing and Servicing Agreement dated as of October 21, 2002 (the “Marketing Agreement”); and

WHEREAS, Bank and Company desire to amend the Marketing Agreement to (i) adjust the amount of customer fees charged, (ii) revise the market area serviced by Company to delete North Carolina and add Arkansas, and (iii) revise Company disclosure and reporting requirements.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                       Fees. Exhibit A to the Marketing Agreement is hereby amended to read in its entirety as attached hereto.

2.                                       Market Area. Exhibit C to the Marketing Agreement is hereby amended to read in its entirety as follows:

“Market: Texas, Arkansas, Pennsylvania”

3.                                       Disclosure. Section 4(e)(ii) of the Marketing Agreement is hereby amended to read in its entirety as follows:

“COMPANY shall, as reasonably required by BANK, but no more often than quarterly, provide BANK with (a) its most recent unaudited financial statements, (b) its annual audited financial statements, (c) copies of all periodic reports and current reports filed with the Securities and Exchange Commission (the “COMMISSION”) on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the COMMISSION, and such other periodic reports, documents and information that COMPANY furnishes to the COMMISSION or to its stockholders or other security holders generally, and (d) COMPANY’s disaster contingency/recovery plan, if any. COMPANY shall, as reasonably required by BANK, but no more often than annually, undergo a SAS 70 examination and provide a copy of the SAS 70 report to BANK.”

4.                                       Effect of Amendment.  Except as expressly modified by this Amendment, the terms and provisions of the Marketing Agreement are ratified and confirmed and shall continue in full force and effect.  Bank and Company hereby confirm that the Marketing Agreement, as amended hereby, is a legally binding contract which governs the relationship of the Bank and Company.

IN WITNESS WHEREOF, BANK and COMPANY, intending to be legally bound hereby, have caused this Amendment to be executed by their duly authorized officers as of the day and year first set forth above.

ACE Cash Express, Inc.

By	/s/ Michael J. Brisky

Title:	VP Finance

Date:	1/28/03

Republic Bank & Trust Company

By	/s/ Bill Petter

Title:	EVP

Date:	2/3/03

EXHIBIT A

COMPUTATION OF SERVICING FEES

1.               This is Exhibit A to that certain Marketing and Servicing AGREEMENT dated as of October 21, 2002, as amended, (the “AGREEMENT”) between REPUBLIC BANK & TRUST COMPANY (“BANK”), and ACE CASH EXPRESS, INC. (“COMPANY”).  All capitalized terms used herein and not otherwise defined are defined in the AGREEMENT.

2.               As COMPANY’s sole compensation under the AGREEMENT, BANK shall pay COMPANY the marketing and servicing fees (“FEES”) set forth below.  BANK shall only be obligated to pay the FEES on TRANSACTIONS, or portions thereof, originated during the period.

3.               The marketing and servicing FEES owing to COMPANY and the fees owing to the BANK under the AGREEMENT shall be calculated in accordance with the sample calculation of transaction / fees attached as Exhibit A-1.

4.               Commencing on the first business day following a TRANSACTION origination and continuing on each business day thereafter, COMPANY shall deliver to BANK a daily report of business outlining the total amount advanced to each customer, the fees expected to be earned by Bank assuming repayment of the TRANSACTION, the FEES earned by COMPANY, the total TRANSACTIONS held as receivable, and the total charge offs for the TRANSACTIONS.  Additionally, the report will detail the TRANSACTIONS collected from each customer together with the applicable fees that pertain to BANK and applicable FEES owed by BANK to COMPANY, as well as such other information as is reasonably required by the BANK to manage the PROGRAM.

5.               Each week, COMPANY shall deliver to BANK an invoice, detailing by the day, the total TRANSACTIONS collected, the total fees earned by BANK and the total amount of FEES due to COMPANY for the 7-day period included in such invoice (an “INVOICE”).  Based on those INVOICES, BANK will pay to COMPANY by Automated Clearing House (ACH) transfer (or by other means agreeable to COMPANY and BANK) the fifth business day following the delivery of each INVOICE, the FEES to be paid by BANK thereunder related to COMPANY’s activities for the INVOICE period. Each INVOICE shall show (a) the total of payments on TRANSACTIONS actually received by BANK during the INVOICE period, and (b) the FEES owed by BANK to COMPANY. COMPANY and BANK agree that the calculation of the FEES owed by BANK shall be submitted with each of the foregoing INVOICES and performed strictly in accordance with the sample calculation attached.  COMPANY and BANK also agree that, for purposes of performing such calculation, the following assumptions apply:

(a)                                  The term “TRANSACTION LOSS RATE” shall mean the rate equal to [***].

(b)                                 In connection with the TRANSACTIONS, BANK shall receive a fee from CUSTOMERS equal to fifteen dollars ($15) per one hundred dollars ($100) on the face amount of the deferred deposit check accepted by BANK from the CUSTOMER in the TRANSACTION. For example, if a CUSTOMER provides a deferred deposit check in the face amount of [***] then the CUSTOMER will receive [***] and the fee will be [***]. The fee set forth in this paragraph may only be adjusted by the written agreement of BANK and COMPANY.

(c)                                  For every [***] in fees collected from CUSTOMERS for the TRANSACTIONS, (i) as consideration for the services rendered by COMPANY to BANK under this AGREEMENT, BANK shall pay COMPANY FEES equal to [***], (ii) BANK shall maintain reserves (the “RESERVES”) equal to [***] which shall be released to make the adjustments set forth in paragraph 5(d) of this Exhibit A, and (iii) BANK shall retain [***].

(d)                                 In each calendar quarter, the PARTIES shall make the following adjustments based upon the TRANSACTION LOSS RATE:

(i)                                     [***]

(ii)                                  [***]

(e)                                  The amounts due hereunder, if any, shall be paid within 10 days of the end of each calendar quarter.

(f)                                    BANK and COMPANY shall perform an annual review of, and may make mutually agreed upon amendments to, the RESERVES and the adjustments to the FEES set forth herein to reflect a change in said RESERVES if the TRANSACTION LOSS RATE is substantially different from [***].

SECOND AMENDMENT TO THE

MARKETING AND SERVICING AGREEMENT

THIS SECOND AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT dated as of September     , 2003 (this “Amendment”) is an Amendment to the MARKETING AND SERVICING AGREEMENT effectively dated October 21, 2003, as amended, by and between Republic Bank & Trust Company, a bank organized under the laws of the state of Kentucky (the “BANK”), and ACE Cash Express, Inc., a Texas corporation (“COMPANY”).

WHEREAS, BANK and COMPANY have previously entered into that certain MARKETING AND SERVICING AGREEMENT dated as of October 21, 2002, as amended, (the “Marketing Agreement”); and

WHEREAS, BANK and COMPANY desire to amend the Marketing Agreement in order to more fully comply with the FDIC Guidelines for Payday Lending,

NOW, THEREFORE, the parties hereby agree as follows:

Section 4, Company’s Services, (c), (iv) shall be amended to read in its entirety as follows:

(iv) COMPANY shall (A) deliver a copy of the NOTE to the CUSTOMER; (B) obtain from the CUSTOMER the executed NOTE; (C) obtain from CUSTOMER his or her REPAYMENT CHECK dated the date of the TRANSACTION and made payable to BANK; and (D) maintain of behalf of BANK, separate and apart from COMPANY’S own assets and records, the REPAYMENT CHECK AND NOTE. Additionally, on BANK’s behalf, COMPANY shall provide each APPLICANT with a copy of BANK’s Privacy Notice in the form provided to COMPANY by BANK which shall comply with all applicable law and regulation.

Section 4, Company’s Services, (e), (iv) shall be amended to read in its entirety as follows:

(iv) The TRANSACTION DOCUMENTS shall be held by COMPANY on behalf of BANK, pursuant to BANK’s record retention requirements, as more particularly set forth in the BANK’s POLICIES attached hereto as EXHIBIT D and incorporated herein by reference, and BANK has and shall continue to have constructive possession and legal title to such documents, files and records. At such time or times as BANK may reasonably request, and at BANK’s cost, COMPANY shall promptly deliver all copies of TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct. All such documents shall be maintained segregated from other books and records of COMPANY and otherwise in such a manner as to facilitate their inspection by and delivery to BANK, if so requested. In the event that the COMPANY becomes aware that the security of the TRANSACTION DOCUMENTS is breached or COMPANY learns of the unauthorized use of information contained in the TRANSACTION DOCUMENTS, then COMPANY shall promptly notify BANK of such breach or unauthorized use so that BANK shall be able to take any and all appropriate and necessary action.

Section 4, Company’s Services, (e), (v) shall be amended to read in its entirety as follows:

(v) During the term of this Agreement and at all times thereafter, BANK and banking agencies with regulatory authority over BANK including, but not limited to the FDIC and the Kentucky Department of Financial Institutions shall have reasonable access to

COMPANY stores, to the books and records of COMPANY (to the extent that such books and records pertain to the TRANSACTIONS), to the officers, employees and accountants of COMPANY, and to copies of TRANSACTION DOCUMENTS, all for the purpose of ensuring that COMPANY is carrying out BANK POLICIES and is otherwise complying fully with its obligations under this Agreement as well as all applicable laws and regulations. Such access shall include permission to maintain employees on the premises of COMPANY or offices of COMPANY where any information requested may be located during regular business hours in order to audit COMPANY’s services contemplated by this Agreement and to conduct reasonable on-site transaction testing and other reasonable operational reviews. BANK agrees to provide COMPANY with reasonable advance notice of the audit of any COMPANY store.

Section 4, Company’s Services, (e), (vii) shall be added to the Marketing Agreement and shall read as follows:

(vii) COMPANY will notify BANK of any and all customer complaints regarding the TRANSACTIONS, including complaints regarding collection activities of COMPANY on behalf of the BANK, as well as how it recommends handling and/or responding thereto; provided, however, that COMPANY shall not be required to notify BANK of any customer complaint regarding service or personnel issues pertaining to any COMPANY store. BANK will make qualified personnel available to receive and respond to COMPANY’s notifications to BANK during COMPANY’s normal business hours. BANK shall approve, and advise COMPANY of, a course of action to handle each customer complaint. COMPANY will handle each customer complaint in accordance with BANK’s reasonable direction and advise BANK of all outcomes.

Section 4, Company’s Services, (e), (viii) shall be added to the Marketing Agreement and shall read as follows:

COMPANY will collect the customer identification (“CIP”) information that BANK notifies COMPANY is required by the USA Patriot Act Section 326 and, to the extent and in the manner o instructed by BANK, provide customers with adequate notice of the CIP requirements prior to opening an account. CIP information includes name, physical address, date of birth, and taxpayer identification number or other un-expired government-issued photo identification number that allows COMPANY to form a reasonable belief of (i.e., verify) the CUSTOMER’S true identity. Verification constitutes a logical comparison of the photo ID’s location of issuance, date of issuance, expiration date and reference number format to the CUSTOMER’S characteristics (e.g. age, photo match, discrepancies in address, etc.), as well as the standard format for the locale and/or state where the transaction is taking place. COMPANY will maintain all records containing the required CIP information along with specific reference to the type of unexpired government-issued photo identification that the customer presents, including the location of issuance, date of issuance, expiration date and reference number. The records must be maintained for a period of 5 years from the date the CUSTOMER’S account being closed, and be retrievable within 72 hours upon federal law enforcement agency request. COMPANY will submit CUSTOMER information to BANK to allow BANK to compare to any applicable list(s) provided by the federal government under authority of the USA Patriot Act in accordance with BANK procedures.

In the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any of the provisions of the Marketing Agreement, as previously amended, the provisions of this Amendment shall in all respects govern and control.

IN WITNESS WHEREOF, COMPANY and BANK, each intending to be legally bound hereby, have caused this Amendment to be executed by its duly authorized officer as of the 30th of September, 2003.

REPUBLIC BANK & TRUST COMPANY		ACE CASH EXPRESS, INC.

By:	/s/ Bill Petter		By:	/s/ Michael J. Briskey

Its:	EVP		Its:	VP Finance

Date:	9/30/03	Date:	9/30/03